Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the Common Stock, $0.001 par value, beneficially owned by each of them of Saratoga Resources, Inc., a Texas Corporation. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 21st day of July, 2011.

Blackstone / GSO Capital Solutions Fund LP

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Person

Blackstone / GSO Capital Solutions Associates LLC

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Person

GSO Holdings I LLC

By: /s/ John G. Finley
Name: John G. Finley
Title: Authorized Person

Blackstone Holdings I L.P.

By: /s/ John G. Finley
Name: John G. Finley
Title: Authorized Person

Blackstone Holdings I/II GP Inc.

By: /s/ John G. Finley
Name: John G. Finley
Title: Authorized Person

The Blackstone Group L.P.
By: /s/ John G. Finley
Name: John G. Finley
Title: Authorized Person

Blackstone Group Management L.L.C.

By: /s/ John G. Finley
Name: John G. Finley
Title: Authorized Person

Mr. Stephen A. Schwarzman

By: /s/ Stephen A. Schwarzman
Name: Stephen A. Schwarzman

Mr. Bennett J. Goodman

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Attorney-in-Fact

Mr. J. Albert Smith III

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Attorney-in-Fact

Mr. Douglas I. Ostrover

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Attorney-in-Fact